Exhibit 3.56A

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DURATHERM, INC.”, CHANGING ITS NAME FROM “DURATHERM, INC.” TO “CLEAN HARBORS SAN LEON, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 2014, AT 9:47 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4494161 8100
	/s/ Jeffrey W. Bullock
140122130	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION:	1107391
at corp.delaware.gov/authver.shtml
	DATE:	02-04-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:59 AM 02/03/2014
FILED 09:47 AM 02/03/2014
SRV 140122130 - 4494161 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

DURATHERM, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

The name of this corporation is CLEAN HARBORS SAN LEON, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the Stale of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30th day of January, 2014.

By:	/s/ James Rutledge
Authorized Officer
Title:	Executive Vice President
Name:	James Rutledge
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